UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017 (August 3, 2017)

TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada		45-5440446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
Xusheng Building, Yintian Road, Bo’an District, Shenzhen, Guangdong Province, People’s Republic of China	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-0755 83695082

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 3, 2017, Tianci International, Inc., a Nevada corporation, (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Shifang Wan, the record holder of approximately 87.00% of the outstanding common stock of the Company (the “Seller”), and the purchasers set forth on Exhibit A of the SPA (the “Purchasers”, and together with the Company and the Seller, the “Parties”).

Pursuant to the SPA, the Seller agrees to sell to the Purchasers and the Purchasers, in reliance on the representations and warranties contained in the SPA, and subject to the terms and conditions of the SPA, agree to purchase from the Sellers 4,397,837 shares of Common Stock of the Company (the “Shares”) for a total gross purchase price of Three Hundred Fifty Thousand Dollars ($350,000) (the "Gross Purchase Price"), payable in immediately available funds in United States currency.

The Parties plan to close the sale and purchase of the Shares (the “Transaction”) on August 11, 2017. Upon closing of the Transaction, the Seller shall own no common stock of the Company. Ms. Cuilian Cai will resign from positions as director, Chief Executive Officer and Chief Financial Officer of the Company. The Purchasers shall collectively own approximately 87.00% of the outstanding common stock of the Company and appoint new directors and officers of the Company.

A copy of the SPA is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This report contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control. These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting, and any other risk factors that may be identified herein. Readers are cautioned to not place undue reliance on these forward-looking statements. In addition to the factors described in this paragraph, the risk factors identified in the Company’s Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference. The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement by and among the Company, the Seller, and the Purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2017	Tianci International, Inc.

	By:	/s/ Cuilian Cai
	Name:	Cuilian Cai
	Title:	Chief Executive Officer

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